UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2012

Commission File Number: 000-53274

Farm Lands of Africa, Inc.
(Exact name of registrant as specified in its charter)

Nevada	83-0510954
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

401 Atlantic Suites, Europort, Gibraltar
(Address of principal executive offices)

+353 696 8961
(Registrant’s telephone number, including area code)

Farm Lands of Guinea, Inc.
(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 28, 2012, Mr. Anil Kumar Koneru was appointed as a director of the Company.

Mr. Anil Kumar Koneru, age 48, is a surgeon by profession but adopted a commercial career and has enjoyed considerable success developing a number of early stage businesses in media, finance and agriculture. Mr. Koneru has served since 1999 as the Managing Director of Sibar Media and Entertainment Limited. Since 1994, Mr. Koneru served as the Managing Director of Sibar Finance Limited. He has been a director of Buddhavarapu Farms SA since May 2012 and KGV Holdings Ltd since August 2012. From 2001 to 2008, he served as a director of Sibar Software Services (India) Limited. Mr. Koneru received a MBBS degree from the Rangaraya Medical College, Kakinada, Andhra University in 1986, and M.S. degree from Kasturba Medical College, Manipal, Mangalore University in 1990.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 4, 2012

FARM LANDS OF AFRICA, INC.

By:	/s/ Mark Keegan
Mark Keegan
Chief Executive Officer